EXHIBIT 10.1

FIFTH AMENDMENT DATED AS OF OCTOBER 9, 2002 TO CREDIT
AGREEMENT DATED AS OF SEPTEMBER 20, 2000

        This Fifth Amendment dated as of October 9, 2002 to Credit Agreement dated as of September 20, 2000 (this "Amendment") is made by and among MIDWAY GAMES INC., a Delaware corporation (the "Company"), the financial institutions parties hereto (the "Banks"), and BANK OF AMERICA, N.A., as letter of credit issuing bank and as agent for the Banks (in its capacity as agent, together with any successors and assigns, the "Agent"). Terms used but not defined herein have the meanings specified in the Credit Agreement referenced below.

W I T N E S S E T H:

        WHEREAS, the Company, the Banks, the Issuing Bank and the Agent are parties to that certain Credit Agreement dated as of September 20, 2000 (as heretofore amended or modified, the "Credit Agreement");

        WHEREAS, the Company has requested that the Banks, the Issuing Bank and the Agent agree to amend or modify the Credit Agreement as set forth herein; and

        WHEREAS, the Agent, the Banks and the Issuing Bank are willing to amend and modify the Credit Agreement, subject to the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

SECTION 1

AMENDMENTS TO THE CREDIT AGREEMENT

        The Credit Agreement is hereby amended as follows:

        (a)  Section 1.1 of the Credit Agreement is amended so that the definition of "Collateral Documents" shall read in its entirety as follows:

        "Collateral Documents" has the meaning set forth in the definition of Collateral. Without limitation, the term Collateral Documents includes the Security Agreement.

        (b)  Section 1.1 of the Credit Agreement is further amended so that definition of "L/C Commitment" reads in its entirety as follows:

  "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing Bank of America Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed the following amounts during the following periods:

PERIOD	AMOUNT
Prior to March 30, 2001	$40,000,000
March 31, 2001 through August 14, 2001	$3,500,000
August 15, 2001 through October 30, 2002	$15,000,000
October 31, 2002 through February 14, 2003	$20,000,000
February 15, 2003 through June 30, 2003	$15,000,000
July 1, 2003 through January 31, 2004	$20,000,000
February 1, 2004 and thereafter	$15,000,000

  as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.5; it being understood that the L/C Commitment is a part of the Total Commitment, rather than a separate, independent commitment.

        (c)  Section 1.1 of the Credit Agreement is further amended so that definition of "Revolving Termination Date" reads in its entirety as follows:

  "Revolving Termination Date" means the earlier to occur of: (a) March 31, 2004 and (b) the date on which the Total Commitment terminates in accordance with the provisions of this Agreement.

        (d)  Section 1.1 of the Credit Agreement is amended by adding thereto definitions of "Security Agreement" as follows:

  "Security Agreement" means the Security Agreement dated as of November 24, 2000, among the Company, various other grantor parties thereto, and the Agent, as the same may be amended or modified from time to time.

        (e)  Section 2.1 of the Credit Agreement is amended to read in its entirety as follows:

          2.1.    Amounts and Terms of Commitments.    Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date; provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all Revolving Loans plus the Effective Amount of all L/C Obligations, shall not at any time exceed the following amounts during the following periods (any such amount with respect to any such period, as the same may be reduced pursuant to Section 2.5 or 2.7 being herein called, the "Total Commitment"):

PERIOD	AMOUNT
Closing Date through December 30, 2000	$55,000,000
December 31, 2000 through March 30, 2001	$40,000,000
March 31, 2001 through June 30, 2002	$15,000,000
July 1, 2002 through October 30, 2002	$40,000,000
October 31, 2002 through February 14, 2003	$60,000,000
February 15, 2003 through June 30, 2003	$15,000,000
July 1, 2003 through January 31, 2004	$40,000,000
February 1, 2004 and thereafter	$15,000,000

  provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Pro Rata Share of the Total Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

        (f)    Section 5.2 of the Credit Agreement is amended by (i) deleting "and" after Section 5.2(b); (ii) substituting "; and" for the period after Section 5.2(c); and (iii) adding thereto Section 5.2(d) as follows:

          (d)    Certificate.    In addition to the Notice of Borrowing or other documentation under Section 5.2(a), the Agent shall have received a certificate of a Responsible Officer to the effect that immediately before and after giving effect to the Borrowing on the Borrowing Date or Issuance of a Letter of Credit on the Issuance Date, the Company is and will be in compliance with the financial tests set forth in Sections 9.1 through 9.4 of this Agreement.

        (g)  Section 6.11 of the Credit Agreement is amended by substituting "June 30, 2001" for "June 30, 1999" and substituting "March 31, 2002" for March 31, 2000" in subsection (a), and by substituting "June 30, 2002" for "June 30, 2000" in subsection (b).

        (h)  Section 7.2(b) of the Credit Agreement is amended to read in its entirety as follows:

          (b)(i)no later than 30 days after the end of each month, a Compliance Certificate executed by a Responsible Officer, and (ii) not later than 15 days after the end of each month an aging of receivables report in form and detail acceptable to the Banks;

        (i)    Section 8.15 of the Credit Agreement is amended to read in its entirety as follows:

          8.15    Clean-up/Clean Down Provisions.    Notwithstanding any other provision contained in this Agreement to the contrary, the Company agrees that from March 1 of each Fiscal Year during the term of this Agreement, commencing March 1, 2002, and for a period of ninety (90) consecutive days thereafter the Effective Amount of all Revolving Loans shall be zero. The Company agrees to make any prepayment of the Revolving Loans which may be necessary to comply with the terms of this Section 8.15.

        (j)    Section 9.1 of the Credit Agreement is amended to read in its entirety as follows:

          9.1    Minimum Net Worth.    The Company shall not at any time permit its Consolidated Net Worth to be less than the following amounts for the following periods:

PERIOD	AMOUNT
Prior to March 31, 2001	$130,000,000
April 1, 2001 through August 14, 2001	$90,000,000
August 15, 2001 through December 30, 2002	$100,000,000
December 31, 2002 through December 30, 2003	$190,000,000
December 31, 2003 and thereafter	$215,000,000

        (k)  Section 9.2 of the Credit Agreement is amended in its entirety to read as follows:

          9.2    Minimum Liquidity.    The Company shall not at any time permit its Liquidity to be less than $10,000,000. For purposes hereof, "Liquidity" means the sum of (i) the aggregate unused Commitments under this Agreement to the extent then available to the Company plus (ii) the aggregate of all nonrestricted and unencumbered cash and cash equivalents of the Company and its Subsidiaries. Notwithstanding the foregoing, the provisions of this Section 9.2 shall not apply during the period from November 30, 2002 through January 31, 2003.

        (l)    Section 9.3 of the Credit Agreement is amended to read in its entirety as follows:

          9.3    Quick Ratio.    As of the end of any month during the following periods, the Company will not permit its Quick Ratio to be less than the ratio applicable to such month as follows:

PERIOD	RATIO
Prior to October 31, 2000	1.50:1
Month of November 2000	2.50:1
December 1, 2000 through June 30, 2001	10.00:1
July 1, 2001 through January 31, 2002	3.00:1
February 1, 2002 through June 30, 2002	5.00:1
July 1, 2002 through January 31, 2003	3.00:1
February 1, 2003 through June 30, 2003	5.00:1
July 1, 2003 and thereafter	3.00:1

  For purposes hereof, "Quick Ratio" means the ratio of (i) the aggregate accounts receivable of the Company and its Subsidiaries net of reserves for doubtful accounts consistent with the historical levels and past practices, to (ii) the aggregate Effective Amount of Revolving Loans under this Agreement.

        (m)  Schedule I to the Credit Agreement is amended to read in its entirety as set forth in Schedule I attached hereto. The Commitment and the Pro Rata Share of each Bank is as set forth on Schedule I attached hereto.

SECTION 3

WARRANTIES

        The Company warrants to the Agent and the Banks as of the date hereof that:

        (a)  After giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the Security Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date).

        (b)  After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or will result from this Amendment.

        (c)  The execution, delivery and performance by the Company of this Amendment and the New Notes (as defined below) have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

        (d)  The Credit Agreement (as modified by this Amendment) and the New Notes constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally or by equitable principles relating to enforceability.

        (e)  Pursuant to the Security Agreement, the Company and each of its Subsidiaries parties thereto have granted to the Agent, as security for the Obligations (as defined in the Security Agreement), a security interest in all Equipment, Inventory, Receivables, Related Contracts, Security Collateral, Account Collateral, Intellectual Property Collateral, general intangibles, books, and proceeds (in each case as defined in the Security Agreement).

        (f)    The schedules to the IP Security Agreement Supplement referred to in Section 4(f) below represent all Intellectual Property Collateral (as defined in Section 1(f) of the Security Agreement).

        (g)  (i) Schedule IX hereto sets forth a true and complete list of all Pledged Accounts (as defined in Section 5(a) of the Security Agreement); (ii) Schedule X hereto sets forth a true and complete list of all Unblocked Accounts (as defined in Section 5(e) of the Security Agreement); and (iii) Schedule XI hereto sets forth a true and complete list of all Cash Concentration Accounts (as defined in Section 6 of the Preliminary Statements to the Security Agreement). Neither the Company nor any Guarantor has any deposit account other than (i) the Pledged Accounts listed in schedule IX hereto, (ii) the Unblocked Accounts listed on Schedule X hereto, and (iii) the Cash Concentration Accounts listed on Schedule XI hereto. The Company and the Guarantors have instructed all Obligors to make all payments to either a Pledged Account or the Cash Concentration Accounts.

        (h)  The Company has no Domestic Subsidiaries other than the Subsidiaries whose signatures appear below the Guarantor Acknowledgement to this Amendment. Each Domestic Subsidiary of the Company has heretofore executed and delivered to the Agent a Guaranty and a Security Agreement.

SECTION 4

CONDITIONS PRECEDENT TO EFFECTIVENESS

        This Amendment shall become effective as of October 9, 2002 (the "Effective Date"), provided, however, that the effectiveness of this Amendment is subject to the receipt by the Agent of the following, each appropriately completed and duly executed as required and otherwise in form and substance reasonably satisfactory to the Agent:

        (a)  counterparts of this Amendment, executed by the Company and the Banks;

        (b)  the Notes in the form of Exhibits A-1 and A-2 attached hereto (collectively, "New Notes");

        (c)  an opinion of Deborah K. Fulton, in her capacity as Senior Vice President, Secretary and General Counsel of the Company and addressed to the Agent and the Banks, substantially in the form of Exhibit B hereto;

        (d)  evidence of the payment of (i) upfront fee to be shared by each Bank in proportion of such Bank's Pro Rata Share of $75,000, and (ii) all other fees and expenses of the Agent (including legal fees and expenses) heretofore billed to or owing by the Company;

        (e)  a certificate of the Secretary or Assistant Secretary of the Company certifying as to (A) resolutions of the board of directors or members, as the case may be, of the Company authorizing the execution, delivery and performance of this Amendment, and (B) the name(s) of the officer(s) of the Company authorized to sign this Amendment and the documents related hereto on behalf of the Company and each Guarantor;

        (f)    for each Grantor under the Security Agreement, a current IP Security Agreement Supplement pursuant to Section 1(f) and 14(g) of the Security Agreement; and

        (g)  such other instruments, agreements and documents (including updated documentation with respect to the Cash Concentration Accounts, the Pledged Accounts and other Account Collateral referred to in the Security Agreement), as the Agent may reasonably request, in each case duly executed as required and otherwise in form and substance reasonably satisfactory to the Agent.

SECTION 5

GENERAL

        (a)  With respect to the Pledged Account Letters heretofore executed and delivered by the Company and the Guarantors to the Agent, the Company and each Guarantor hereby authorize the Agent (i) to date such Pledged Account Letter "November 24, 2000", and (ii) to add to page 2 of such Letter the name and Account Number of the Cash Concentration Account of the Company or such Guarantor (as applicable) pursuant to Schedule XI hereto.

        (b)  As hereby modified, the Credit Agreement and the other Amendment Documents shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects.

        (c)  The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to execute similar modifications under the same or similar circumstances in the future.

        (d)  Upon execution and delivery of this Amendment, this Amendment shall be binding upon and shall inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns.

        (e)  The Company agrees to pay all fees and out-of-pocket costs and expenses of the Agent (including reasonable attorneys' fees and expenses of counsel to the Agent and the Banks) in connection with the preparation and execution of this Amendment.

        (f)    This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        (g)  The Company hereby agrees that (i) on or before November 17, 2002, it will furnish to the Agent certified resolutions of its board of Directors ratifying this Amendment, and (ii) promptly following the effectiveness of this Amendment, it will execute and deliver or cause to be executed and delivered to the Agent such documentation regarding the Pledged Accounts as the Agent shall require (including without limitation, updated letters substantially in the form of Exhibits B, C and G to the Security Agreement with such modifications as the Agent shall request to provide "control" under Section 9-104 of the Uniform Commercial Code).

Delivered at Chicago, Illinois, as of the date and year first above written.

[SIGNATURES ON THE FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery hereof by their respective representatives thereunto duly authorized as of this 9th day of October, 2002.

COMPANY
MIDWAY GAMES INC.
By:	/s/ Thomas E. Powell
Name:	Thomas E. Powell
Title:	E.V.P.—Finance, Treasurer and CFO
AGENT
BANK OF AMERICA, N.A., as Agent
By:	/s/ David A. Johanson
Name:	David A. Johanson
Title:	Vice President
ISSUING BANK
BANK OF AMERICA, N.A., as Issuing Bank
By:	/s/ Brian Ruddy
Name:	Brian Ruddy
Title:	Vice President
BANKS
BANK OF AMERICA, N.A., as a Bank
By:	/s/ Brian Ruddy
Name:	Brian Ruddy
Title:	Vice President
LASALLE BANK NATIONAL ASSOCIATION as a Bank
By:	/s/ David A. Chaika
Name:	David A. Chaika
Title:	Vice President

LIST OF SCHEDULES AND EXHIBITS

Schedule I—Prorata Shares of Total Commitment
Schedule IX—Pledged Accounts (Deposit Accounts and Lockbox Accounts)
Schedule X—Unblocked Accounts
Schedule XI—Cash Concentration Accounts

Exhibit A-1—Amended and Restated Promissory Note
Exhibit A-2—Amended and Restated Promissory Note
Exhibit A-3—Guarantor Acknowledgment
Exhibit B—Form of Opinion